As filed with the Securities and Exchange Commission on November 5, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOBLE CORPORATION plc

(Exact name of registrant as specified in its charter)

England and Wales (Registered Number 08354954)	98-0619597
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10 Brook Street, London,

England, W1S 1BG

+44 20 3300 2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William E. Turcotte

Senior Vice President, General Counsel and Corporate Secretary

Noble Corporation plc

13135 South Dairy Ashford

Sugar Land, Texas 77478

(281) 276-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

David L. Emmons

John D. Geddes

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price/ Amount of Registration Fee(1)(2)
Debt Securities
Ordinary Shares, nominal value $0.01 per share
Preference Shares
New Ordinary Shares
Depositary Shares(3)
Warrants(4)
Share Purchase Contracts
Guarantees of Debt Securities(5)
Units comprising one or more classes of the above securities(6)

(1)

There is being registered hereunder an indeterminate aggregate initial offering price or number of the securities of each identified class as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)

In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant hereby defers payment of all of the registration fee required in connection with this Registration Statement and will pay the registration fee subsequently in advance of any offering or on a pay-as-you-go basis.

(3)

The depositary shares being registered will be evidenced by depositary receipts issued under a deposit agreement. If the registrant elects to offer fractional interests in Ordinary Shares, nominal value $0.01 per share (the “Ordinary Shares”), preference shares or a new class of ordinary shares (referred to herein as “a new class of ordinary shares” or “new ordinary shares”) to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the Ordinary Shares, preference shares or new ordinary shares will be issued to the depositary under the deposit agreement.

(4)	The warrants covered by this Registration Statement may be warrants for debt securities, Ordinary Shares, preference shares or new ordinary shares.
(5)

One or more subsidiaries of Noble Corporation plc may guarantee debt securities. No separate consideration will be paid in respect of the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of debt securities.

(6)

Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt securities, warrants or share purchase contracts, which may or may not be separable from one another.

PROSPECTUS

NOBLE CORPORATION plc

Debt Securities

Ordinary Shares

Preference Shares

New Ordinary Shares

Depositary Shares

Warrants

Share Purchase Contracts

Guarantees of Debt Securities

Units

From time to time, we may offer to sell debt securities, Ordinary Shares, preference shares, a new class of ordinary shares, warrants, share purchase contracts and guarantees, as well as units that include any of these securities or securities of other entities. The debt securities, preference shares, warrants and share purchase contracts may be convertible into or exercisable or exchangeable for Ordinary Shares, new ordinary shares or preference shares or other securities of our company or debt or equity securities of one or more other entities. Ordinary Shares, preference shares and new ordinary shares may be offered either separately or represented by depositary shares.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The securities will be offered in amounts, at prices and on terms to be determined by market conditions at the time of the offerings.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

Our Ordinary Shares trade on The New York Stock Exchange under the symbol “NE.”

Investing in these securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page 4 of this prospectus and in the applicable prospectus supplement and any related free writing prospectus and under similar headings in the other documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 5, 2018.

i

About This Prospectus

As used in this prospectus and any prospectus supplement, unless we state otherwise or the context indicates otherwise, references to “Noble,” the “Company,” “we,” “us” or “our” refer to Noble Corporation plc and its subsidiaries. In the sections “Description of Debt Securities,” “Description of Ordinary Shares,” “Description of Preference Shares and New Ordinary Shares,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Share Purchase Contracts,” “Description of Guarantees” and “Description of Units,” references to “Noble,” the “company,” “we,” “us” or “our” refer only to Noble Corporation plc and not to any of our subsidiaries.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide a prospectus supplement and, if applicable, a free writing prospectus that will contain specific information about the terms of that offering and the securities offered in that offering. The prospectus supplement and, if applicable, any free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and any free writing prospectus, together with the additional information contained in the documents referred to under the “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” sections of this prospectus.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.

We have not authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making any offer of securities in any jurisdiction where the offer is not permitted. For the avoidance of doubt, this prospectus is not intended to be and is not a prospectus for purposes of the E.U. Prospectus Directive and/or the U.K. Financial Conduct Authority’s Prospectus Rules. The information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any free writing prospectus provided in connection with an offering is accurate only as of the respective dates thereof or, in the case of information incorporated by reference, only as of the date of such information, regardless of the time of delivery of this prospectus, an accompanying prospectus supplement or any free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since such dates.

Where You Can Find More Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports and other information filed by us with the SEC are available at the Internet website maintained by the SEC at http://www.sec.gov and are also available free of charge at our website at www.noblecorp.com. The information contained on or linked to or from our website is not part of, and is not incorporated by reference into, this prospectus or any prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Noble, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.

Incorporation of Certain Information by Reference

The SEC allows information to be “incorporated by reference” into this prospectus, which means that important information can be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about us and our financial condition:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 23, 2018 (the “2017 Form 10-K”);

•

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 10, 2018, the quarter ended June 30, 2018, filed with the SEC on August 3, 2018, and the quarter ended September 30, 2018, filed with the SEC on November 2, 2018;

•	the information included in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 14, 2018, to the extent incorporated by reference in Part III of the 2017 Form 10-K;

•

our Current Reports on Form 8-K filed with the SEC on January 12, 2018, January 17, 2018 (only the first Form 8-K filed on such date), January 19, 2018, January 31, 2018, February 14, 2018, March 26, 2018, April 30, 2018, May 1, 2018, May 11, 2018, June 22, 2018, August 3, 2018, September 21, 2018 and October 25, 2018; and

•	the description of our Ordinary Shares contained in our Current Report on Form 8-K filed with the SEC on November 20, 2013, as we may update that description from time to time.

We also incorporate by reference into this prospectus additional documents that Noble may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus to the completion of the offering of the securities. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.

You may obtain copies of any of these filings as described below, through the SEC’s Internet website as described above or through our website as described above. Documents incorporated by reference are available from us without charge, excluding exhibits unless an exhibit has been specifically incorporated by reference in this prospectus. You may obtain without charge a copy of documents that are incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

William E. Turcotte

Noble Corporation plc

13135 S. Dairy Ashford Rd

Sugar Land, Texas 77478

(281) 276-6100

Cautionary Statement Regarding Forward-Looking Statements

This prospectus and any accompanying prospectus supplement include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included or incorporated by reference in this prospectus or any accompanying prospectus supplement, including those regarding rig demand, the offshore drilling market, oil prices, contract backlog, fleet status, our future financial position, business strategy, impairments, repayment of debt, credit ratings, borrowings under our credit facilities or other instruments, sources of funds, future capital expenditures, contract commitments, dayrates, contract commencements, extension or renewals, contract tenders, the outcome of any dispute, litigation, audit or investigation, plans and objectives of management for future operations, foreign currency requirements, results of joint ventures, indemnity and other contract claims, reactivation, refurbishment, conversion and upgrade of rigs, shipyard risks and timing of shipyard deliveries, industry conditions, access to financing, impact of competition, governmental regulations and permitting, availability of labor, worldwide economic conditions, taxes and tax rates, indebtedness covenant compliance, dividends and distributable reserves, timing or results of acquisitions or dispositions, and timing for compliance with any new regulations, are forward-looking statements. When used in this prospectus or any accompanying prospectus supplement or in the documents incorporated by reference, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of the document in which they appear and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. We have identified factors that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include those referenced or described under “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and in our other filings with the SEC. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us and deciding whether to invest in our securities.

About Noble

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales, is a leading offshore drilling contractor for the oil and gas industry. We provide contract drilling services to the international oil and gas industry with our global fleet of mobile offshore drilling units. As of November 2, 2018, our fleet of 25 drilling rigs consisted of 12 drillships and semisubmersibles and 13 jackups strategically deployed worldwide. The mobile offshore drilling units comprising our offshore rig fleet operate in a global market for contract drilling services and are often redeployed to different regions due to changing demands of our customers, which consist primarily of large, integrated, independent and government-owned or controlled oil and gas companies throughout the world. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921.

Our principal executive office is located at 10 Brook Street, London W1S 1BG, England, United Kingdom, and our telephone number is +44 20 3300 2300. Our website is located at www.noblecorp.com. The information contained on or linked to or from our website is not part of, and is not incorporated by reference into, this prospectus or any prospectus supplement.

Risk Factors

Investing in our securities involves significant risks. Before you invest in the securities we may offer pursuant to this prospectus, you should carefully consider the “Risk Factors” included in our most recent Annual Report on Form 10-K, as those risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q, other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein and any applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and cautionary notes regarding forward-looking statements included or incorporated by reference in this prospectus, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference.

If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, our ability to pay interest on, or principal of, any debt securities issued by us may be reduced, the trading prices of any of our publicly traded securities could decline and you could lose all or part of your investment.

Use of Proceeds

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

Description of Debt Securities

The debt securities we may offer pursuant to this prospectus will be general unsecured obligations of Noble Corporation plc and will be senior, senior subordinated or subordinated debt. The unsecured senior debt securities will be issued under an indenture to be entered into by us and a trustee to be named in a prospectus supplement (the “senior debt indenture”). The unsecured senior subordinated debt securities will be issued under a separate indenture to be entered into by us and a trustee to be named in a prospectus supplement (the “senior subordinated debt indenture”). The unsecured subordinated debt securities will be issued under a separate indenture to be entered into by us and a trustee to be named in a prospectus supplement (the “subordinated debt indenture”).

If we issue any senior debt securities, senior subordinated debt securities or subordinated debt securities, we will file forms of the senior debt indenture, the senior subordinated debt indenture and the subordinated debt indenture, as applicable, by amendment to the registration statement of which this prospectus is a part. You should refer to the applicable indenture for more specific information.

The senior debt securities will rank equally with each other and with all of our other senior and unsubordinated indebtedness. Our senior debt securities will effectively be subordinated to our secured indebtedness to the extent of the value of the assets securing such indebtedness. The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to the senior indebtedness designated in such indenture or supplemental indenture. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to all of our senior and senior subordinated indebtedness.

We will include the specific terms of each series of the debt securities being offered in a supplement to this prospectus.

Description of Ordinary Shares

For a full description of our Ordinary Shares, please see the documents identified in the sections “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

Description of Preference Shares and New Ordinary Shares

Our articles of association do not expressly contemplate the issuance of preference shares or a new class of ordinary shares. However, subject to sufficient authorization being in place for the allotment and issuance of shares, preference shares or a new class of ordinary shares could be issued in the future with such rights or restrictions either as are determined by resolution of the shareholders or as determined by our board. Pre-emption rights may apply to such issuance. Such pre-emption rights would provide that when we wish to issue our “ordinary shares” (i.e. shares other than shares which, with respect to dividends or capital, carry a right to participate only up to a specified amount of distribution) for cash, such shares must first be offered to the existing shareholders in proportion to their respective nominal (i.e., par) values of their holdings. If any preference shares or new class of ordinary shares issued by us carried a right to a fixed income, pre-emption would not apply to the issue of such shares. English law permits our shareholders, by special resolution or a provision in our articles of association, to exclude pre-emptive rights for a period of up to five years.

To grant our board with the authority to issue and allot preference shares or a new class of ordinary shares, an “ordinary resolution” must be passed by our shareholders. Such ordinary resolution must be approved by holders in respect of a simple majority of the voting rights over ordinary shares that are validly voted on the resolution at a general meeting of the company. To remove any applicable pre-emption rights and amend our articles of association, a “special resolution” must be passed by our shareholders. Such special resolution must be approved by the holders in respect of at least 75% of the voting rights over ordinary shares that are validly voted on the resolution at a general meeting of the company.

We will include the specific terms of each series of the preference shares and new ordinary shares being offered in a supplement to this prospectus.

Description of Depositary Shares

Ordinary Shares, preference shares and new ordinary shares may be offered either separately or represented by depositary shares. We may also, at our option, elect to offer fractional shares of Ordinary Shares, preference shares or new ordinary shares. If we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of shares, to be described in an applicable prospectus supplement.

The shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences, if any, of the share represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income or U.K. tax consequences.

A copy of the form of deposit agreement, including the form of depositary receipt, will be included as an exhibit to the registration statement of which this prospectus is a part.

Description of Warrants

Our articles of association do not expressly contemplate the issuance of warrants. However, subject to sufficient authorization being in place with respect to the allotment and issuance of Ordinary Shares, preference share and new ordinary shares to which the warrants relate, we may issue warrants over Ordinary Shares, preference shares, new ordinary shares and debt securities. Each warrant will entitle the holder to subscribe in cash for a number of Ordinary Shares, preference shares or new ordinary shares or the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants.

Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

The applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	any other specific terms of the warrants; and

•	if appropriate, a discussion of material U.S. federal income or U.K. tax considerations.

Description of Share Purchase Contracts

We may issue share purchase contracts representing contracts obligating holders, subject to the terms of such share purchase contracts, to purchase from us, and us to sell to the holders, a specified or varying number of our Ordinary Shares, preference shares, new ordinary shares or depositary shares at a future date or dates. Alternatively, the share purchase contracts may, subject to the terms of such share purchase contracts and to sufficient authorization and reserves being in place, obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of Ordinary Shares, preference shares, new ordinary shares or depositary shares. The price per share of our Ordinary Shares, preference shares, new ordinary shares or depositary shares and number of shares of our Ordinary Shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts.

The applicable prospectus supplement will describe the terms of any share purchase contract. The share purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

Description of Guarantees

We may issue guarantees of debt securities and other securities. The applicable prospectus supplement will describe the terms of any guarantees. The guarantees will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

Description of Units

We may issue units of securities consisting of one or more share purchase contracts, warrants, debt securities, guarantees, Ordinary Shares, preference shares, new ordinary shares, depositary shares or any combination thereof. The applicable prospectus supplement will describe the terms of any units and the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately. The units will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

Plan of Distribution

We may sell the securities offered in this prospectus in and outside the United States (a) through agents; (b) to or through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods. The applicable prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents, and the respective amounts of securities underwritten or purchased by each of them;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

By Agents

Offered securities may be sold through agents designated by us. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment. We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to those securities. The terms of any such sales will be described in the applicable prospectus supplement.

By Underwriters or Dealers

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriter may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as an underwriter. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales

Offered securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

Delayed Delivery Contracts

If the prospectus supplement so indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts.

These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

The applicable prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.

Legal Matters

Travers Smith LLP will be requested to advise us with respect to the validity under English law, if applicable, of any securities that may be offered pursuant to this prospectus. Baker Botts L.L.P. may be requested to advise us with respect to the validity under New York law, if applicable, of any securities that may be offered pursuant to this prospectus. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

Experts

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Noble Corporation plc’s Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the expenses (other than underwriting compensation) to be incurred by us in connection with a distribution of the securities registered under this registration statement.

SEC registration fee	$	*
Accounting fees and expenses		**
Trustee fees and expenses (including counsel fees)		**
Legal fees and expenses		**
Printing and engraving fees		**
Rating agency fees		**
Miscellaneous		**

Total	$	**

*	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrant has deferred payment of the registration fee required in connection with this Registration Statement.
**

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the registrant anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.	Indemnification of Directors and Officers.

Noble’s articles of association provide the following (all statutory references in this Item 15 are to Chapter 4 and Chapter 7 of Part 10 of the UK Companies Act of 2006 (the “Companies Act”), with the relevant Companies Act sections outlined below):

Article 208.1 of Noble’s articles of association provides that subject to the Companies Act, Noble may indemnify any director or other officer of Noble or of any associated company against all losses and liabilities which he may sustain or incur in the execution of the duties of his office or otherwise in relation thereto; provided that the provisions under Article 208.1 are not void under Sections 232 or 234 of the Companies Act.

Article 208.2 of Noble’s articles of association provides that Noble may also indemnify any director or other officer of either Noble or any associated company where Noble or such associated company acts as trustee of a pension scheme, against liability incurred by him in connection with the relevant company’s activities as trustee of such scheme, provided that the provisions under Article 208.2 are not void under Sections 232 or 235 of the Companies Act.

Article 208.3 of Noble’s articles of association provides that subject to Sections 205(2) to (4) of the Companies Act, Noble may provide a director or officer with funds to meet an expenditure incurred or to be incurred by him in defending (or seeking relief in respect of) any civil or criminal proceedings brought or threatened against him in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, and Noble shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under Sections 197 to 203 of the Companies Act to enable a director or officer to avoid incurring such expenditure.

Article 208.4 of Noble’s articles of association provides that subject to Section 206 of the Companies Act, Noble may also provide a director or officer with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to Noble or any associated company and Noble shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under Section 197 of the Companies Act to enable a director or officer to avoid incurring such expenditure.

The Companies Act provides as follows:

Sections 197-202 prohibit a company from making a loan or quasi-loan to a director of the company or its holding company or giving a guarantee or providing security in connection with a loan or a quasi-loan to such a director or to enter into a credit transaction as creditor for the benefit of a director of the company or of its holding company or give a guarantee or provide security in connection with a credit transaction for the benefit of such a director unless the transaction has been approved by a resolution of the members of the company and if applicable, the holding company. A company must also obtain approval if the loan, quasi-loan or credit transaction involves a person connected with a director of the company or its holding company.

Section 203 requires a company to obtain approval by a resolution of the members of the company and if applicable, its holding company, before it takes part in an arrangement under which another person enters into a transaction that, if it had been entered into by the company, would have required approval under Section 197, 198, 200 or 201, and that person, in pursuance of the arrangement, obtains a benefit from the company or a body corporate associated with it or it arranges for the assignment to it, or the assumption by it, of any rights, obligations or liabilities under a transaction, that if it had been entered into by the company, would have required such approval.

Section 205 permits a company to make a loan, or quasi-loan to a director or enter into a credit transaction with a director of the company or of its holding company, without obtaining member approval under Sections 197-202, to meet expenditure incurred or to be incurred by the director in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or in connection with an application for relief or to enable such director to avoid incurring such expenditure, provided that the loan is to be repaid, or the liability of the company discharged, in the event of an unsuccessful defense of criminal or civil proceedings or refusal of relief. Such repayment or discharge must be made no later than the date when the conviction, judgment or refusal of relief becomes final. Pursuant to Section 205(3), a conviction, judgment or refusal for relief becomes final: a) if not appealed against, at the end of the period for bringing an appeal or b) if appealed against, when the appeal (or further appeal) is disposed of.

Section 205(4) states that an appeal is disposed of if it is determined and the period for bringing any further appeal has ended, or if it is abandoned or otherwise ceases to have effect.

Section 205(5) provides that the reference to an application for relief in Section 205 is to an application for relief under Section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee) or 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Section 206 permits a company to make a loan, or quasi-loan to a director or enter into a credit transaction with a director of the company or of its holding company, without obtaining member approval under Sections 197-202, to meet expenditure incurred or to be incurred by the director in defending himself in an investigation by a regulatory authority, or against action proposed to be taken by a regulatory authority, in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or to enable any such director to avoid incurring such expenditure.

Section 232(1) makes void any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company.

Section 232(2) also voids any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of a company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company, except as permitted by:

(i)	Section 233 (provision of insurance),

(ii)	Section 234 (qualifying third party indemnity provision), and

(iii)	Section 235 (qualifying pension scheme indemnity provision).

Section 233 permits a company to purchase and maintain insurance for a director of the company, or of an associated company, against any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company.

Section 234 permits a company to provide indemnity against liability incurred by the director to a person other than the company or an associated company; provided that indemnification is not against any liability of the director to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature or any liability incurred by the director in defending criminal proceedings in which he is convicted, in defending civil proceedings brought by the company or an associated company in which judgment is given against him or in connection with an application for relief in which the court refuses to grant him relief.

Section 235 permits a company to indemnify a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme; provided that indemnification is not provided against liability to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature or any liability incurred by the director in defending criminal proceedings in which he is convicted.

Noble has entered into and, in the future, will enter into indemnity agreements with each of its directors and executive officers to supplement the indemnification protection available under Noble’s articles of association referred to above. These indemnity agreements generally provide that Noble will indemnify the parties thereto to the fullest extent permitted by law.

Noble will also maintain insurance to protect itself and its directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their services in the foregoing capacities.

ITEM 16.	Exhibits. †

Exhibit Number	Description

4.1	Composite Copy of Articles of Association of Noble Corporation plc (filed as Exhibit 3.1 to Noble’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 (File No. 001-36211) and incorporated herein by reference).

4.2*	Form of Senior Debt Indenture.

4.3*	Form of Senior Subordinated Debt Indenture.

4.4*	Form of Subordinated Debt Indenture.

5.1	Legal Opinion of Travers Smith LLP.

5.2	Legal Opinion of Baker Botts L.L.P.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Travers Smith LLP (included in Exhibit 5.1).

23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.2).

24.1	Power of Attorney.

†

We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments, or revised articles of association in the case of any shares, setting forth the terms of any debt securities, Ordinary Shares, preference shares, new ordinary shares, depositary shares, warrants, share purchase contracts, guarantees or units, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) any required opinion of counsel as to certain tax matters relative to the securities offered hereby and (v) any required Statements of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1.

*	To be filed by amendment.

ITEM 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sugar Land, Texas, on the 5th day of November, 2018.

NOBLE CORPORATION plc

By:	/s/ Adam C. Peakes
	Name:	Adam C. Peakes
	Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 5th day of November, 2018.

Signature	Title

/s/ Julie J. Robertson Julie J. Robertson	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Adam C. Peakes Adam C. Peakes	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Authorized Representative in the United States)

/s/ Laura D. Campbell Laura D. Campbell	Vice President and Controller (Principal Accounting Officer)

* Julie H. Edwards	Director

* Gordon T. Hall	Director

* Roger W. Jenkins	Director

* Scott D. Josey	Director

* Jon A. Marshall	Director

* Mary P. Ricciardello	Director

* By:	/s/ William E. Turcotte
William E. Turcotte, Attorney-in-Fact